Exhibit 99.1

Intellinetics, Inc. Reports Fourth Quarter and Year-End Results

Record Software as a Service and Overall Revenue;

Positive Operating Cash Flow

COLUMBUS, OH – (March 30, 2021) – Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced financial results for the three and twelve months ended December 31, 2020.

2020 Fourth Quarter Financial Highlights

●	Total Revenue increased 332% from the same period in 2019.
●	Software as a Service Revenue increased 38% from the same period in 2019.
●	Net Loss of $1,427,307, compared to Net Loss of $591,013 from the same period in 2019.

○	Includes $1,552,800 of change in fair value of earnout liabilities expense.

●	Adjusted EBITDA of $361,188, an improvement of $670,737 compared to an adjusted EBITDA loss of $309,549 from the same period in 2019.

2020 Twelve Month Financial Highlights

●	Total Revenue increased 225% from the same period in 2019.
●	Software as a Service Revenue increased 23% from the same period in 2019.
●	Net Loss of $2,200,201, compared to Net Loss of $2,133,281 from the same period in 2019.

○	Includes $1,552,800 of change in fair value of earnout liabilities expense.

●	Adjusted EBITDA of $802,962, an improvement of $1,660,238 compared to an adjusted EBITDA loss of $857,276 from the same period in 2019.

Summary – 2020 Fourth Quarter Results

Revenues for the three months ended December 31, 2020 were $2,695,805 as compared with $624,394 for the same period in 2019. The increase in our professional services and storage and retrieval services revenues is primarily due to the addition of revenues from our subsidiary, Graphic Sciences, Inc., acquired March 2, 2020, and the increase in software maintenance services is primarily due to the addition of revenues from the acquisition of the assets of CEO Imaging Systems, Inc. on April 24, 2020. Intellinetics reported net loss of $1,427,307 and $591,013 for the three months ended December 31, 2020 and 2019, respectively, representing an increase of $836,294. Despite our improved gross profit and lower interest expense, our net loss increased primarily as a result of a charge taken due to a change in fair value of earnout liabilities of $1,554,800 relating to our 2020 acquisitions. The earnout liabilities are valued at $2,440,000 at December 31, 2020, which is 85% of the maximum possible payout, which increased from inception at acquisition to year end due to improved performance of both acquisitions against their threshold targets and a reduction in pandemic uncertainty. Basic and diluted net loss per share for the three months ended December 31, 2020 and 2019 was $0.51 and $1.60, respectively. Our adjusted EBITDA improved significantly year over year, by $670,737, which is more indicative of improved operations and demonstrates the value of the 2020 acquisitions.

Summary – 2020 Twelve Month Results

Revenues for the twelve months ended December 31, 2020 were $8,253,391 as compared with $2,535,955 for the same period in 2019. The increase in our professional services and storage and retrieval services revenues is primarily due to the addition of revenues from our recently-acquired subsidiary, Graphic Sciences, and the increase in software maintenance services is primarily due to the addition of revenues from the acquisition of the assets of CEO Imaging Systems. We reported a net loss of $2,200,201 and $2,133,281 for the twelve months ended December 31, 2020 and 2019, respectively, representing an increase in net loss of $69,920. The increase in net loss was the net result of improved operating income contribution, a gain on extinguishment of debt of $287,426, and income tax benefit of $188,300, offset by acquisition-related transaction costs of $636,440 and a change in fair value of earnout liabilities of $1,554,800. Basic and diluted net loss per share for the twelve months ended December 31, 2020 and 2019 was $0.91 and $5.76, respectively.

2020 Operational Highlights

●	Positive operating cash flow for three and twelve months ended December 31, 2020.
●	Positive adjusted EBITDA for all four quarters of 2020.
●	Integration of acquisitions of Graphic Sciences (March 2, 2020) and CEO Imaging Systems (April 24, 2020) progressing at or ahead of schedule despite pandemic challenges.
●	Maintaining benefits for employees furloughed from March through June due to state stay-at-home orders, supported by temporary management salary reductions and other cost savings measures.

James F. DeSocio, President & CEO of Intellinetics, stated, “We are very pleased with our results for the fourth quarter of 2020. We have achieved our goal of positive Adjusted EBITDA in fourth quarter, consistent with the third quarter. Our fourth quarter results from operations, excluding the acquisition-related change in fair value of earnout of $1,554,800, was positive as well, also consistent with the third quarter. Our software as a service and overall revenues exceeded the third quarter, which was previously our highest ever. All of this has been made possible by our employees executing on our plan in spite of the continued COVID pandemic.

“Our teams have come together and integrated our 2020 acquisitions at a pace that exceeded my expectations, while at the same time putting protocols in place to maximize the safety of our on-site employees. We are able to focus our energy and creativity on our customers and how our solutions add value. We have maintained old revenue streams and found new ones. This includes channel and direct sales, for example in our K-12 document solutions segment. Combining organic customer growth with those from acquisition, we now count 221 school districts as customers.

“I’m excited for our other target markets as well. We are positioned for 2021 better than ever in our history, and expect to build on the positive Adjusted EBITDA of 2020 while we’re executing on our plan to drive revenue growth in 2021.”

Conference Call

Intellinetics is holding a conference call to discuss these results on Tuesday, March 30, 2021, at 9:30 a.m. Eastern Time. The conference call can be accessed by dialing +1 929 205 6099 and providing passcode 81937864246#. If you are unable to participate during the live call, a replay of the conference call will be available approximately two hours after the completion of the call through April 5, 2021. To listen to the replay, the call will be archived on the company’s website at https://www.intellinetics.com/company-news/.

About Intellinetics, Inc.

Intellinetics, Inc., located in Columbus, Ohio, is a cloud-based document services software provider. Its IntelliCloud™ suite of solutions serve a mission-critical role for organizations in highly regulated, risk and compliance-intensive markets in Healthcare, K-12, Public Safety, Public Sector, Risk Management, Financial Services and beyond. IntelliCloud solutions make content secure, compliant, and process-ready to drive innovation, efficiencies and growth. Through its Image Technology Group and production scanning department, hundreds of millions of images have been converted from paper to digital, paper to microfilm, and microfiche to microfilm for business and federal, county, and municipal governments. Its operations in Madison Heights, Michigan, also provides its clients with long-term paper and microfilm storage and retrieval options. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, future revenues, including 2021 revenues and future revenue streams from new and existing customers, 2021 Adjusted EBITDA, future cash flow and other synergies associated with our recent acquisition of Graphic Sciences and CEO Imaging and the success of our integration efforts, our other product and service offerings and partnerships mentioned in this release, and in any other industry, market, initiative, service or innovation; cross-selling opportunities Intellinetics’ future revenues, revenue consistency, growth and long-term value, including trends in revenue growth and mix; growth of software as a service, professional services, and maintenance revenue; market penetration; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, the impact of COVID-19 and related governmental actions and orders on customers, suppliers, employees and the economy and our industry, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, stock-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and significant transaction costs.

Reconciliation of Net Loss to Adjusted EBITDA

	For the Three Months Ended December 31,
	2020	2019
Net loss - GAAP	$(1,427,307)	$(591,013)
Change in fair value of earnout liabilities	1,554,800	-
Interest expense, net	114,959	263,039
Depreciation and amortization	92,618	1,793
Stock-based compensation	26,118	16,632
Adjusted EBITDA	$361,188	$(309,549)

	For the Twelve months Ended December 31,
	2020	2019
Net loss - GAAP	$(2,200,201)	$(2,133,281)
Change in fair value of earnout liabilities	1,554,800	-
Interest expense, net	637,683	980,689
Significant transaction costs	495,440	-
Stock and warrant issue expense	377,761	-
Depreciation and amortization	296,935	7,701
Stock-based compensation	116,270	287,615
Income tax benefit, net	(188,300)	-
Gain on extinguishment of debt	(287,426)	-
Adjusted EBITDA	$802,962	$(857,276)

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statements of Operations

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2020	2019	2020	2019

Revenues:
Sale of software	$40,788	$9,575	$194,787	$189,165
Software as a service	298,519	216,235	1,055,016	859,637
Software maintenance services	341,963	257,586	1,257,446	1,011,278
Professional services	1,786,463	140,998	5,007,617	475,875
Storage and retrieval services	228,072	-	738,525	-
Total revenues	2,695,805	624,394	8,253,391	2,535,955

Cost of revenues:
Sale of software	16,547	4,154	56,664	8,633
Software as a service	63,860	59,088	273,368	254,999
Software maintenance services	31,683	19,467	159,122	87,280
Professional services	915,745	64,875	2,553,053	216,931
Storage and retrieval services	84,163	-	220,446	-
Total cost of revenues	1,111,998	147,584	3,262,653	567,843

Gross profit	1,583,807	476,810	4,990,738	1,968,112

Operating expenses:
General and administrative	966,394	560,550	3,499,440	2,131,385
Change in fair value of earnout liabilities	1,554,800	-	1,554,800	-
Significant transaction costs	-	-	636,440	-
Sales and marketing	282,343	242,441	1,041,367	981,618
Depreciation and amortization	92,618	1,793	296,935	7,701

Total operating expenses	2,896,155	804,784	7,028,982	3,120,704

Loss from operations	(1,312,348)	(327,974)	(2,038,244)	(1,152,592)

Other income (expense)
Gain on extinguishment of debt	-	-	287,426	-
Interest expense, net	(114,959)	(263,039)	(637,683)	(980,689)

Total other expense	(114,959)	(263,039)	(350,257)	(980,689)

Loss before income taxes	(1,427,307)	(591,013)	(2,388,501)	(2,133,281)

Income tax benefit	-	-	188,300	-

Net loss	$(1,427,307)	$(591,013)	$(2,200,201)	$(2,133,281)

Basic and diluted net loss per share	$(0.51)	$(1.60)	$(0.91)	$(5.76)
Weighted average number of common shares outstanding - basic and diluted	2,810,865	370,497	2,406,830	370,279

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Balance Sheets

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash	$1,907,882	$404,165
Accounts receivable, net	792,380	329,571
Accounts receivable, unbilled	523,522	23,371
Parts and supplies, net	79,784	4,184
Prepaid expenses and other current assets	162,166	110,841
Total current assets	3,465,734	872,132

Property and equipment, net	698,752	6,919
Right of use assets	2,641,005	97,239
Intangible assets, net	1,184,971	-
Goodwill	2,322,887	-
Other assets	31,284	10,284
Total assets	$10,344,633	$986,574

LIABILITIES AND STOCKHOLDERS’ EQUITY(DEFICIT)

Current liabilities:
Accounts payable	$141,823	$160,911
Accrued compensation	271,889	70,027
Accrued expenses, other	131,685	140,079
Lease liabilities - current	518,531	47,397
Deferred revenues	996,131	754,073
Deferred compensation	100,828	117,166
Earnout liabilities - current	877,522	-
Accrued interest payable - current	5,941	1,212,498
Notes payable - current	580,638	3,339,963
Notes payable - related party - current	-	1,467,400
Total current liabilities	3,624,988	7,309,514

Long-term liabilities:
Notes payable	1,802,184	-
Lease liabilities - net of current portion	2,196,951	53,318
Earnout liabilities - net of current portion	1,566,478	-
Total long-term liabilities	5,565,613	53,318
Total liabilities	9,190,601	7,362,832

Stockholders’ equity (deficit):
Common stock, $0.001 par value, 25,000,000 shares authorized; 2,810,865 and 370,497 shares issued and outstanding at December 31, 2020 and 2019, respectively	2,811	371
Additional paid-in capital	24,147,488	14,419,437
Accumulated deficit	(22,996,267)	(20,796,066)
Total stockholders’ equity (deficit)	1,154,032	(6,376,258)
Total liabilities and stockholders’ equity (deficit)	$10,344,633	$986,574

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statements of Cash Flows

	For the Twelve Months Ended December 31,
	2020	2019

Cash flows from operating activities:
Net loss	$(2,200,201)	$(2,133,281)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	296,935	7,701
Bad debt expense	54,834	28,307
Parts and supplies reserve change	15,000	-
Amortization of deferred financing costs	117,091	183,851
Amortization of beneficial conversion option	11,786	70,718
Amortization of debt discount	88,889	-
Amortization of right of use asset	405,227	41,310
Stock issued for services	57,500	87,500
Stock options compensation	58,770	200,115
Note conversion stock issue expense	141,000	-
Warrant issue expense	236,761	-
Interest on converted debt	176,106	-
Gain on extinguishment of debt	(287,426)	-
Amortization of original issue discount on notes	18,296	11,931
Changes in operating assets and liabilities:
Accounts receivable	605,094	(222,139)
Accounts receivable, unbilled	(224,128)	41,747
Parts and supplies	796	1,531
Prepaid expenses and other current assets	6,745	(19,179)
Right of use assets	(63,375)	(138,549)
Accounts payable and accrued expenses	(645,596)	62,896
Lease liabilities, current and long-term	(332,917)	100,715
Deferred compensation	(16,338)	(48,000)
Accrued interest, current and long-term	5,940	710,203
Earnout liabilities, current and long-term	1,554,800	-
Deferred revenues	43,399	30,454
Total adjustments	2,325,189	1,151,112
Net cash provided by/(used in) operating activities	124,988	(982,169)

Cash flows from investing activities:
Cash paid to acquire business, net of cash acquired	(4,019,098)	-
Purchases of property and equipment	(76,854)	(5,489)
Net cash used in investing activities	(4,095,952)	(5,489)

Cash flows from financing activities:
Proceeds from issuance of common stock	3,167,500	-
Offering costs paid on issuance of common stock	(307,867)	-
Payment of deferred financing costs	(175,924)	-
Proceeds from notes payable	3,008,700	-
Proceeds from notes payable - related parties	0	350,000
Repayment of notes payable	(170,000)	-
Repayment of notes payable - related parties	(47,728)	(46,807)
Net cash provided by/(used in) financing activities	5,474,681	303,193

Net increase (decrease) in cash	1,503,717	(684,465)
Cash - beginning of period	404,165	1,088,630
Cash - end of period	$1,907,882	$404,165

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$202,291	$7,706
Cash paid during the period for income taxes	$117,072	$-

Supplemental disclosure of non-cash financing activities:
Accrued interest notes payable converted to equity	$796,074	$-
Accrued interest notes payable related parties converted to equity	238,883	-
Discount on notes payable for beneficial conversion feature	320,000	-
Discount on notes payable for warrants	135,292	-
Notes payable converted to equity	3,421,063	-
Notes payable converted to equity - related parties	1,465,515	-

Supplemental disclosure of non-cash investing activities relating to business acquisitions:
Cash	$17,269	$-
Accounts receivable	1,122,737	-
Accounts receivable, unbilled	276,023	-
Parts and supplies	91,396	-
Prepaid expenses	73,116	-
Other current assets	5,954	-
Right of use assets	2,885,618	-
Property and equipment	735,885	-
Intangible assets	1,361,000	-
Accounts payable	(168,749)	-
Accrued expenses	(162,426)	-
Lease liabilities	(2,947,684)	-
Federal and state taxes payable	(168,900)	-
Deferred revenues	(198,659)	-
Deferred tax liabilities, net	(149,900)	-
Net assets acquired in acquisition	2,772,680	-
Total goodwill acquired in acquisition	2,322,887	-
Total purchase price of acquisition	5,095,567	-
Purchase price of business acquisition financed with earnout liability	(889,200)	-
Purchase price of business acquisition financed with installment payments	(170,000)	-
Cash used in business acquisition	$4,036,367	$-